UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 22, 2009

Nelnet, Inc.

(Exact name of registrant as specified in its charter)

Nebraska (State of other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska                                                                    68508

(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code               (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On October 22, 2009, Nelnet Student Loan Trust 2009-2 (the “Trust”), of which Nelnet Student Loan Funding, LLC (“Nelnet Funding”) is the Depositor, and Wells Fargo Bank, National Association, as Indenture Trustee, and Zions First National Bank, as Eligible Lender Trustee, executed and delivered an Indenture of Trust dated as of October 1, 2009, pursuant to which the Trust issued $434,000,000 of Student Loan Asset-Backed Notes (the “Notes”).

On the closing date, the Trust used approximately $429,889,105 of the proceeds from the sale of the notes, along with an additional $17,265,675 that was received from Nelnet, Inc., to purchase consolidation student loans from Nelnet Funding. Nelnet Funding purchased the student loans the Trust acquired from Nelnet Education Loan Funding, Inc. (“NELF”) and Nelnet FFELP Student Loan Warehouse-I, LLC.

A description of the transaction and the documents executed in connection with the transaction will be included in the Trust’s Form 8-K (Reg. No. 333-144431-06) to be filed on or about October 26, 2009.

Item 8.01.	Other Events

In connection with the issuance of the Notes by the Trust, NELF and MELMAC, LLC sold certain student loans securing the following outstanding student loan asset-backed notes:

•	Nelnet Education Loan Funding, Inc.:
o	Student Loan Program Revenue Bonds 1985 Series A, B, C, D and E;
o	Student Loan Program Revenue Bonds 1986 Series A, B, C and D;
o	Student Loan Program Revenue Bonds 1988 Series C;
o	1993 Series A Master Trust and 1993 Series B; and
•	MELMAC, LLC Student Loan Revenue Bonds Series 1994.

In each case, the proceeds from the sale of the student loans securing such student loan asset-backed notes will be used in accordance with the applicable indenture, and will include, but not necessarily be limited to, redeeming all notes referenced above before their final maturity date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2009

NELNET, INC.

By: /s/ Terry J. Heimes
Name:	Terry J. Heimes
Title:	Chief Financial Officer and
Treasurer